EXHIBIT 10.2 –	Amendment No. 1 to Security Agreement by and between Farm Credit Services of America, FLCA and East Fork Biodiesel, LLC dated June 17, 2008

AMENDMENT NO. 1 TO SECURITY AGREEMENT

          Amendment No. 1 (this “Amendment”) dated as of June 17, 2008 to the Security Agreement entered into as of January 30, 2007 between Farm Credit Services of America, FLCA (“Farm Credit”) and East Fork Biodiesel, LLC, Algona, Iowa (“EFB”).

RECITALS

A.      Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed in the Security Agreement.

B.      The parties hereto desire to amend and restate certain terms and provisions of the Security Agreement.

C.      Accordingly, in consideration of the Recitals and the terms and conditions hereinafter set forth and for other good and valuable consideration, the receipt and accuracy of which are hereby acknowledged, Farm Credit and EFB hereby agree as follows:

AGREEMENT

1.      Amendment to Section 1. Section 1 of the Security Agreement is hereby amended by restating the Section to read in its entirety as follows:

Grant of Security Interest. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Debtor hereby grants to the Secured Party a security interest in the following described personal property of the Debtor, wherever located and whether now existing or hereafter acquired, together with all accessions and additions thereto, and proceeds thereof:

all equipment, fixtures, furniture, and articles of tangible personal property (except inventory and supplies), now owned or hereafter acquired by the Company and now or hereafter located on, attached to or used on or about the Facility which are necessary for the operation of the Facility for all purposes which it is intended, or the activities conducted therein, and all renewals or replacements thereof or substitutions therefor, whether or not the same shall be attached to the Facility in any manner (the “Collateral”).

Where applicable, all terms used herein shall have the same meaning as presently and as hereafter defined in the Uniform Commercial Code (the “UCC”).

2. Amendment to Section 3.D. Section 3.D of the Security Agreement is hereby amended by restating the Section in its entirety to read as follows:

Location of Collateral. All Collateral is now located or will be located at the Facility as defined in the Restated Term Loan Agreement.

3. Amendment to Section 3.G. Section 3.G of the Security Agreement is hereby amended by restating the Section in its entirety to read as follows:

Further Assurances. Upon the request of the Secured Party, the Debtor shall do all acts and things as the Secured Party may from time to time deem necessary or advisable to enable it to perfect, maintain, and continue the perfection and priority of the security interest of the Secured Party in the Collateral, or to facilitate the exercise by the Secured Party of any rights or remedies granted to the Secured Party hereunder or provided by law. Without limiting the foregoing, the Debtor agrees to execute, in form and substance satisfactory to the Secured Party, such financing statements, amendments thereto, supplemental agreements, assignments, notices of assignments, and other instruments and documents as the Secured Party may from time to time request. The Secured Party shall use reasonable care in the custody and preservation of such Collateral in its possession, but shall not be required to take any steps necessary to preserve rights against prior parties. All costs and expenses incurred by the Secured Party to establish, perfect, maintain, determine the priority of, or release the security interest granted hereunder (including the cost of all filings, recordings, and taxes thereon and the fees and expenses of any agent retained by Secured Party) shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

4. Amendment to Section 3.K. Section 3.K of the Security Agreement regarding “Receivables” is hereby deleted in its entirety.

5. Amendment to Section 3.L. Section 3.L of the Security Agreement is hereby renumbered as Section 3.K and the Section in its entirety reads as follows:

Condition of Collateral. All Collateral is now in good repair and condition and the Debtor shall at all times hereafter, at its own expense, maintain all such Collateral in good repair and condition.

6. Amendment to Section 3.M. Section 3.M of the Security Agreement is hereby renumbered as Section 3.L and the Section in its entirety reads as follows:

Condition of Books and Records. The Debtor has maintained and shall maintain complete, accurate and up-to-date books, records, accounts, and other information relating to all Collateral in such form and in such detail as may be satisfactory to the Secured Party, and shall allow the Secured Party or its representatives at any reasonable time to examine and copy such books, records, accounts, and other information.

7. Amendment to Section 3.N. Section 3.N of the Security Agreement is hereby renumbered as Section 3.M and the Section in its entirety reads as follows:

Right of Inspection. At all reasonable times upon the request of the Secured Party, the Debtor shall allow the Secured Party or its representatives to visit any of the Debtor’s properties or locations so that the Secured Party or its representatives may confirm, inspect and appraise any of the Collateral.

8. Amendment to Section 5.A. Section 5.A of the Security Agreement is hereby amended by restating the Section in its entirety to read as follows:

Disposition of Collateral. The Secured Party may sell, lease, or otherwise dispose of all or any part of the Collateral, in its then present condition or following any commercially reasonable preparation or processing thereof, whether by public or private sale for cash, on credit or otherwise, with or without representations or warranties, and upon such other terms as may be acceptable to the Secured Party, and the Secured Party may purchase at any public sale. At any time when advance notice of sale is required, the Debtor agrees that ten days’ prior written notice shall be reasonable. In connection with the foregoing, the Secured Party may:

                    1. require the Debtor to assemble the Collateral and all records pertaining thereto and make such Collateral and records available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

2. enter the premises of the Debtor or premises under the Debtor’s control and take possession of the Collateral;

3. without charge, use or occupy the premises of the Debtor or premises under the Debtor’s control, including without limitation, warehouse and other storage facilities;

4. without charge, use any patent, trademark, tradename, or other intellectual property or technical process used by the Debtor in connection with any of the Collateral; and

                    5. rely conclusively upon the advice or instructions of any one or more brokers or other experts selected by the Secured Party to determine the method or manner of disposition of any of the Collateral and, in such event, any disposition of the Collateral by the Secured Party in accordance with such advice or instructions shall be deemed to be commercially reasonable.

9. Amendment to Section 5.B. Section 5.B of the Security Agreement regarding “Collection of Receivables” is hereby deleted in its entirety.

10. Amendment to Section 5.C. Section 5.C of the Security Agreement is hereby renumbered as Section 5.B and the Section in its entirety reads as follows:

Proceeds. The Secured Party may collect and apply all proceeds of the Collateral, and may endorse the name of the Debtor in favor of the Secured Party on any and all checks, drafts, money orders, notes, acceptances, or other instruments of the same or a different nature, constituting, evidencing, or relating to the Collateral. The Secured Party may receive and open all mail addressed to the Debtor and remove therefrom any cash or non-cash items or payment constituting proceeds of the Collateral.

11. Amendment to Section 5.D. Section 5.D of the Security Agreement is hereby renumbered as Section 5.C and the Section in its entirety reads as follows:

Insurance Adjustments. The Secured Party may adjust, settle, and cancel any and all insurance covering any Collateral, endorse the name of the Debtor on any and all checks or drafts drawn by any insurer, whether representing payment for a loss or a return or unearned premium, and execute any and all proofs of claim and other documents of instruments of every kind required by any insurer in connection with any payment by such insurer.

The net proceeds of any disposition of the Collateral may be applied by the Secured Party, after deducting its reasonable expenses incurred in such disposition, to the payment in whole or in part of the Obligations in such order as the Secured Party may elect. The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and the exercise of any right and/or remedy shall not preclude the exercise of any other rights or remedies, all of which are cumulative and non-exclusive.

12. Effectiveness. This Amendment shall become effective when it has been executed by the parties hereto.

13.    Continuing validity of Loan Documents. EFB hereby (a) reaffirms and admit the validity and enforceability of each document and all of its obligations thereunder; (b) agrees and admits that it has no defenses to or offsets to any such obligation; and (c) certifies that, immediately after giving effect to this Amendment, (i) no default shall exist and (ii) each of the representations and warranties contained in each loan document can true and correct with the same effect as though such representation and warranty had been made on the date thereof, except to the extent such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

14.    Limitations. In all other respects, the Loan Document shall remain in full force and effect, and no amendment or waiver in respect to any term or condition to any Loan Document shall be deemed (i) to be an amendment or waiver in respect of any other term or condition contained in the Loan Document or (ii) to prejudice any right or rights which Farm Credit may now have or may have in the future under or in connection with the Security Agreement for any of the Loan Documents.

15.    Counterparts. This Amendment may be executed in two or more counterparts all of which, taken together shall constitute one Agreement. In making proof of this Amendment, it shall be necessary to produce the counterpart executed and delivered by a party to be charged.

16. Governance. Shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Colorado, without regard to principles of conflict of laws.

IN WITNESS HEREOF, the parties hereto have executed this agreement as of the day and year first above written.